UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or l5 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2010

Washington Banking Company
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)

000-24503 (Commission File Number)	91-1725825 (I.R.S. Employer Identification Number)

450 SW Bayshore Drive
Oak Harbor, WA 98277
(Address of principal executive offices) (Zip Code)

(360) 679-3121
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Effective September 24, 2010, Whidbey Island Bank (the “Bank”), wholly owned subsidiary of Washington Banking Company (the “Company”), assumed certain deposit liabilities and acquired certain assets of North County Bank, Arlington, Washington from the Federal Deposit Insurance Corporation (“FDIC”), as receiver for North County Bank. The Bank entered into a Purchase and Assumption Agreement with the FDIC on September 24, 2010. As part of the Agreement, the Bank and the FDIC entered into a loss sharing arrangement covering future losses incurred on acquired or “covered” loans and other real estate owned (“OREO” ).  On single family loans and OREO, the FDIC will absorb: (i) 80% of losses on the first $7.8 million of losses incurred; (ii) 0% of losses on $7.8 million to $12.3 million of losses incurred; and (iii) 80% of losses above $12.3 million of losses incurred. On commercial and non-single family loans and OREO, the FDIC will absorb: (i) 80% of losses on the first $33.9 million of losses incurred; (ii) 0% of losses on $33.9 million to $47.9 million of losses incurred; and (iii) 80% of losses above $47.9 million of losses incurred.  The FDIC will share in loss recoveries on the covered loan and OREO portfolio.  Based upon a preliminary closing with the FDIC as of September 24, 2010, the Bank acquired approximately $265 million of assets (including approximately $195 million of loans) and assumed approximately $257 million in liabilities (including approximately $250 million in deposits) located in four branches in Snohomish County, Washington. The foregoing estimates are at North County Bank’s book value and do not reflect “fair value,” and all amounts are subject to adjustment based on final settlement with the FDIC.  The Bank’s bid with the FDIC included a 2% deposit premium on non-brokered deposits and a $62.2 million discount bid on assets acquired.  The transaction will result in an estimated initial cash payment from the FDIC to the Bank of $46 million.  The foregoing summary of the Purchase and Assumption Agreement is not complete and is qualified in its entirety by reference to the full text of the Purchase and Assumption Agreement a copy of which is attached hereto as Exhibit 2.1.

Item 2.01    Completion of Acquisition or Disposition of Assets

The information set forth under Item 1.01 is incorporated by reference into Item 2.01.

Item 7.01    Regulation FD Disclosures

On September 28, 2010, the Company issued a slide presentation regarding the FDIC-assisted acquisition. On September 24, 2010, the Company issued a press release accounting the acquisition.  The slide presentation and press release are furnished, not filed, as Exhibits 99.1 and 99.2, respectively, to this Report.

Item 9.01.   Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.  To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than December 10, 2010.

(b) Pro Forma Financial Information.  To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than December 10, 2010.

(d) Exhibits.

Exhibit #                Description

2.1                           Purchase and Assumption Agreement among Federal Deposit Insurance Corporation, Receiver of North County Bank, Arlington, Washington, Federal Deposit Insurance Corporation and Whidbey Island Bank, Oak Harbor, Washington dated as of September 24, 2010

99.1                         Investor slide presentation

99.2                         Press release

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON BANKING COMPANY
Dated: September 28, 2010	By: /s/ Richard A. Shields Richard A. Shields EVP and Chief Financial Officer